Exhibit 99.A

ASSET PURCHASE AGREEMENT

               ASSET PURCHASE AGREEMENT, dated as of June 26, 2017 (this “Agreement”) is made by and among STOCKCROSS FINANCIAL SERVICES, INC., a Massachusetts corporation (“Seller”), MURIEL SIEBERT & CO., INC., a Delaware corporation (“Buyer”), and SIEBERT FINANCIAL CORP., a New York corporation and the sole shareholder of Buyer (the “Parent”). Buyer, Seller and Parent are sometimes individually referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings given to them in Article I hereof.

RECITALS

               WHEREAS, Seller is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and a member in good standing of the Financial Industry Regulatory Authority (“FINRA”);

               WHEREAS, Buyer intends to buy, and Seller intends to sell, assign and transfer to Buyer, certain assets of Seller specified herein upon the terms and conditions of this Agreement;

               WHEREAS, Parent owns all of the issued and outstanding shares of capital stock of Buyer and will benefit substantially from the transactions under this Agreement;

               NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, representations, warranties and covenants herein contained, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

               1.1            “Affiliate” means with respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, “control” means, with respect to a Person, the ownership by another Person of fifty percent (50%) or greater of the ownership, income or voting interests of such Person or such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such Person.

               1.2            “Ancillary Agreements” means each of the agreements to be delivered pursuant to Section 4.5 of this Agreement and any other documents executed by any party to this Agreement and delivered at the Closing.

               1.3            “Assumed Liabilities” has the meaning set forth in Section 2.5.

               1.4            “Business” means that part of the retail brokerage business of Seller being sold to Buyer.

               1.5            “Buyer Material Adverse Effect” means any circumstance, change in or effect on the Buyer and its Affiliates (taken as a whole) that: (a) is or is reasonably likely to be materially adverse to the business, operations, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Buyer and its Affiliates (taken as a whole) (b) is reasonably likely to materially adversely affect the ability of the Buyer and its Affiliates to utilize the Purchased Assets in substantially the same manner in which they are utilized by Seller prior to the Closing Date (taking into account however the use of the Purchased Assets by Buyer and its Affiliates as contemplated by this Agreement) except to the extent any such circumstance, change or effect results from (i) the announcement of the execution of this Agreement and the transactions contemplated hereby or the identity of or facts related to Buyer or its Affiliates, (ii) actions or omissions of Buyer or its Affiliates required by this Agreement or taken with the prior consent of, or requested by, Seller or its Affiliates, or actions taken by Seller or any of its Affiliates, (iii) United States, regional, international or global economic, industry or market conditions (including changes in credit availability and liquidity, interest rates, currency exchange rates or prices of securities or commodities generally or liquidity of trading markets and corresponding changes in the value of the investment securities), (iv) general political conditions in the United States, any region or worldwide (including the outbreak of war or acts of terrorism) and natural catastrophic events, (v) changes or proposed changes in Law or interpretations thereof, (vi) changes generally affecting any industry in which the Buyer or any of its Affiliates conducts its business operations, or (vi) changes in GAAP or other changes in any regulatory accounting requirements or the interpretations thereof.

               1.6            “Clients” means the Seller’s brokerage clients.

               1.7            “Clearing Agreement” has the meaning set forth in Section 2.1(b).

               1.8            “Closing Date” means the date that is agreed to by the Parties, following receipt of necessary regulatory approvals, upon which the Closing Date Representatives will be affiliated with Buyer or Buyer’s Affiliates and so recorded on the CRD.

               1.9            “Closing Date Representatives” means those Registered Representatives of the Seller who meet the Buyer’s requirements for affiliation and become affiliated with Buyer or any Affiliate of the Buyer on the Closing Date. The name and the office location of each of the Closing Date Representatives shall be set forth on Schedule 1.9, which shall be amended from time to time prior to the Closing Date by Seller, subject to Buyer’s approval, to reflect any changes to such Schedule.

               1.10          “Common Stock” means the Parent’s common stock, par value $.01 per share.

               1.11          “CRD” means the Central Registration Depository as operated by FINRA.

               1.12          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

               1.13          “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

               1.14          “Excluded Assets” has the meaning set forth in Section 2.3.

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               1.15          “FINRA” means the Financial Industry Regulatory Authority.

               1.16          Governmental Entity means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

               1.17          “Law” or “Laws” means any constitution, law, statute, treaty, rule, standard, regulation, ordinance or other pronouncement having the effect of law in the United States of America, any foreign country or any domestic or foreign state, municipal, county, city or other political subdivision or of any Governmental Entity.

               1.18          “Letter of Intent” means that certain Letter of Intent, dated May 3, 2017, by and among Seller, Buyer and Parent.

               1.19          “Lien” means any lien, mortgage, pledge, security interest, lease, restriction, conditional sale or other title retention agreement, charge or encumbrance of any kind, whether voluntary or involuntary.

               1.20          “NFS” means National Financial Services, LLC.

               1.21          “Order” means any writ, judgment, decree, injunction, or similar order or requirement of any Governmental Entity or arbitral tribunal, in each case whether preliminary or final with respect to the operation of the Business.

               1.22          “Permits” means any notification, license, concession, permit (including without limitation any import, export, construction and operation permit), authorization, approval, franchise, certificate, exemption, classification, registration, qualification or similar document or authority that has been issued or granted by any Governmental Entity, and applications therefor.

               1.23          “Permitted Lien” means (i) any Lien for Taxes not yet due or being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to an obligation or liability that is not yet due and (iii) any minor imperfection of title or similar Lien or encumbrance which individually or in the aggregate with other such imperfections of title, Liens or encumbrances on such property would not reasonably be expected to materially affect the value or use of such property.

               1.24          “Person” means any individual, sole proprietorship, entity, limited liability company, corporation, partnership, firm, joint venture, association, unincorporated syndicate, joint-stock company, estate, trust, unincorporated organization, Governmental Entity, body corporate or other entity (in each case whether or not having separate legal personality).

               1.25          “Purchased Assets” has the meaning set forth in Section 2.2.

               1.26          “Registered Representatives” means those “representatives” (as such term is defined under FINRA Rule 1031(b)) who are licensed with Seller as of the date hereof or who become licensed with Seller prior to the Closing Date.

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               1.27          “Regulatory Agencies” means collectively, SRO’s and Governmental Entities.

               1.28          “Securities Act” means the Securities Act of 1933, as amended.

               1.29          “Seller Material Adverse Effect” means any circumstance, change in or effect on the Business or Seller (taken as a whole) that: (a) is or is reasonably likely to be materially adverse to the business, operations or Purchased Assets, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Business or (b) is reasonably likely to materially adversely affect the ability of the Buyer to utilize the Purchased Assets in substantially the same manner in which they are utilized by Seller prior to the Closing Date (taking into account however the use of the Purchased Assets by Buyer as contemplated by this Agreement) except to the extent any such circumstance, change or effect results from (i) the announcement of the execution of this Agreement and the transactions contemplated hereby or the identity of or facts related to Buyer or its Affiliates, (ii) actions or omissions of Seller or its Affiliates required by this Agreement or taken with the prior consent of, or requested by, Buyer or its Affiliates, or actions taken by Buyer or any of its Affiliates, (iii) United States, regional, international or global economic, industry or market conditions (including changes in credit availability and liquidity, interest rates, currency exchange rates or prices of securities or commodities generally or liquidity of trading markets and corresponding changes in the value of the investment securities), (iv) general political conditions in the United States, any region or worldwide (including the outbreak of war or acts of terrorism) and natural catastrophic events, (v) changes or proposed changes in Law or interpretations thereof, (vi) changes generally affecting any industry in which Seller or any of its Affiliates conducts its business operations, or (vi) changes in GAAP or other changes in any regulatory accounting requirements or the interpretations thereof.

               1.30          “SRO” shall mean any domestic or foreign securities, broker-dealer or other financial services industry self-regulatory organization, including FINRA.

               1.31          “Tax” and “Taxes” means (a) any income, gross receipts, gains (including capital gains), license, occupancy, payroll, employment, excise, financial institutions, severance, stamp, occupation, fringe benefits, group, goods and services, franking deficits, debits, premium, windfall or excess profits, environmental, customs duties, capital stock, franchise, unincorporated business, profits, withholding, information, social security (or similar), unemployment, disability, workers’ compensation, land, real property, personal property, unclaimed property or escheat, ad valorem, production, sales, use, license, transfer, registration, value added, alternative or add-on minimum, accumulated earnings, personal holding company, estimated, or other tax, report or assessment of any kind whatsoever imposed by any Governmental Entity, including any interest, penalty, assessment, or addition thereto, whether disputed or not; and (b) any obligations under any agreements or arrangements with respect to any Taxes described in clause (a) above.

               1.32          “Transferring Client Accounts and Records” means the following (in all cases including all such items stored or kept on discs, tapes or other media); (a) the accounts of the Transferring Clients; (b) all books, records, ledgers, exports, correspondence plans and files to the extent related to the Transferring Clients that are available to Seller and (c) All mailing lists, customer lists, subscriber lists, e-mail addresses relating to the Transferring Clients and the Closing Date Representatives.

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               1.33          “Transferring Clients” means (a) those Clients with respect to whom the Parties have received affirmative written consent to the transfers to the Buyer and (b) in the event a negative consent process is allowed under applied Law, those Clients deemed to have consented to the transfer to the Buyer pursuant to the negative consent process described in Section 7.5.

ARTICLE II
TRANSFER AND PURCHASE OF ASSETS

               2.1            Transfer of Transferring Client Accounts; Registered Representative Affiliation with Buyer.

                                (a)            Subject to the terms and conditions set forth in this Agreement, effective on the Closing Date, Seller shall transfer and deliver to Buyer and Buyer shall accept from Seller the Transferring Client Accounts and Records. Custody and control of Transferring Client assets shall remain at Seller.

                                (b)            The Parties shall take all reasonable actions to effect the transfer of brokerage accounts and records of Seller, including but not limited to the following, with respect to each Client who doesn’t object to becoming a customer of Buyer on the Closing Date or as soon as practical thereafter and to take all necessary and reasonable steps for Buyer and Seller to enter in a clearing agreement pursuant to which Buyer shall be a correspondent and clear the Transferring Client Accounts on a fully disclosed basis with Seller, pursuant to a clearing agreement in substantially the form of Exhibit A hereto (the “Clearing Agreement”).

                              (i)            effectuate the transfer of the applicable customer account agreements;

                              (ii)            It is the intent of the parties that the customer accounts transferred to Buyer shall continue to clear their current location /clearing firm i.e. either Seller or NFS;

                              (iii)           effectuate the transfer of “broker-of-record” status for all account positions or holdings that are “direct-held” with a third party issuer (e.g., mutual fund shares, variable contracts); and

                              (iv)          obtain Client non-objection/consents pursuant to Section 7.5 where applicable; and

                                (c)            Consistent with Section 7.4, the Parties shall effectuate the affiliation of the Closing Date Representatives (as set forth on Schedule 1.9) as such Schedule shall be updated pursuant to Section 7.4(e)) with Buyer no later than the Closing.

               2.2            Purchase of Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase and acquire from Seller, all of Seller’s right, title and interest in and to the following assets, properties and rights of Seller as the same exist as of the close of business on the Closing Date, free and clear of all Liens:

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                                (a)            the Transferring Client Accounts and Records;

                                (b)            all leasehold interests in, and licenses to, all real properties used, held or occupied in connection with the Business, and any and all leasehold improvements thereon at those locations described in Schedule 2.2(b) (the “Leased Premises”).

                                (c)            all tangible assets and properties, including machinery and equipment, spare parts and supplies, accessories, furniture, fixtures, office equipment and supplies used exclusively or primarily in the conduct of the Business at the Leased Premises (collectively the “Equipment”), and all related claims, credits, and rights of recovery and set-off with respect thereto; and

                                (d)            all goodwill related to the foregoing assets (collectively, with the Transferring Client Accounts and Records, the Leased Premises and the Equipment, the “Purchased Assets”).

               2.3            Excluded Assets. Any asset of Seller not specifically sold to Buyer hereby is excluded from this sale.

               2.4            Excluded Liabilities. Seller shall be solely liable for all liabilities and obligations to the extent arising from, or to the extent arising in connection with, ownership of the Purchased Assets or to the operation of the Business prior to the Closing Date, whether or not reflected on its books and records. Neither Buyer nor its Affiliates will assume by virtue of this Agreement or the transactions contemplated hereby or otherwise, and will have no liability for, any obligations and liabilities of (and Seller and its Affiliates and their respective direct or indirect subsidiaries shall retain and remain solely liable for and obligated to discharge), all of their debts, contracts, agreements, commitments, obligations and other liabilities of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed or contingent, not expressly assumed by Buyer in writing (all such liabilities and obligations not being assumed being herein called the “Excluded Liabilities”), incurred or arising prior to the Closing Date, including without limitation, the following:

                                (a)            Any liability for breaches of any and every contract or any other instrument, or purchase order or any liability for payments or amounts due under any contract, agreement, lease, license, commitment or any other instrument, contract, document or purchase order to the extent related to the Business excluding however, this Agreement and all other contracts or instruments entered into among the Parties related to the transactions contemplated by this Agreement or resulting from any breach of any such contract or other instrument by Buyer or its Affiliates;

                                (b)            Any liability or obligation for Taxes attributable for any period, or attributable to or imposed upon the Client Accounts for any period (or portion thereof) through the Closing Date, including, without limitation, any Taxes attributable to Seller or its Affiliates or arising from the transactions contemplated by this Agreement;

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                                (c)            Any liability or obligation for or in respect of any loan, other indebtedness for money borrowed, or account payable including any such liabilities owed to Affiliates of Seller;

                                (d)            Any liability or obligation arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time, to the extent relating to any action or omission by or on behalf of Seller or any and all of its Affiliates and their respective direct or indirect subsidiaries, including, without limitation, any liability for violations of federal or state securities or other Laws;

                                (e)            Any liability or obligations to the extent relating to Seller’s agreements with Registered Representatives;

                                (f)            Any liability or obligation arising out of any “employee benefit plan,” as such term is defined by ERISA or related to other Plans of Seller or its Affiliates;

                                (g)            Any liability or obligation for making payments of any kind (including as a result of the affiliation of Registered Representatives or as a result of the termination of employment of employees, or other claims arising out of the terms and conditions of employment, or for vacation or severance pay or otherwise) to employees of Seller, its Affiliates and their respective direct and indirect subsidiaries, or in respect of payroll taxes for employees of Seller, its Affiliates and their respective direct and indirect subsidiaries;

                                (h)            Any liability or obligation for making payments of any kind with respect to the Client Accounts, whether to customers or other third parties, where such liability or obligation was incurred or arose prior to the Closing Date;

                                (i)            Any liabilities or obligations in respect of any Excluded Assets; and

                                (j)            Any liability or obligation of Seller incurred in connection with the making or performance of this Agreement and the transactions contemplated hereby including, but not limited to, any liability or obligation related to the failure to secure any necessary authorizations from any Governmental Entity.

               2.5            Assumed Liabilities. All Seller liabilities that are not Excluded Liabilities shall be assumed by the Parent (the “Assumed Liabilities”). In addition, in the event that the Seller is unable to pay any liabilities incurred by Seller relating to the Purchased Assets, which are Excluded Liabilities, the Parent agrees to pay such liabilities, provided, however that in the event of such a payment, the Seller shall return for cancellation that number of shares of Common Stock delivered to Seller as consideration for the Purchase Price equal to the amount paid or at Seller’s discretion pay Parent the equivalent in cash, when such cash becomes available to Seller. Parent’s obligation pursuant to this Section 2.5 shall apply if Seller is unable to pay the applicable liabilities because such payment shall cause Seller to have insufficient capital.

               2.6            Instruments of Transfer. The Transfer to Buyer of each of the Purchased Assets as herein provided shall be effected by bills of sale, licenses, endorsements, assignments, certificates of title, and other good and sufficient instruments of transfer and conveyance, satisfactory in form and substance to Buyer and as shall be effective to vest in Buyer title to each such Purchased Asset as required by this Agreement.

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ARTICLE III
PURCHASE PRICE

               3.1            Purchase Price. The parties hereto have agreed that the purchase price for the Purchased Assets (the “Purchase Price”) is $19,983,924, which is within the valuation range provided by Manorhaven Capital, LLC. The Purchase Price shall be paid on the Closing Date by delivery of 5,072,062 restricted shares of Common Stock of the Parent which is the product of dividing the Purchase Price by $3.94 (the weighted average closing price of Parent’s shares as reported on the NASDAQ market for the fifteen day period prior to the Letter of Intent between the parties hereto dated May 3, 2017). All shares issued to the Seller shall bear a two year restrictive legend.

               3.2            Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as mutually agreed by Seller and Buyer.

               3.3            Adjustments to Purchase Price. The Purchase Price shall be subject to adjustment pursuant to Section 2.5.

               3.4            Adjustments for Deposits or Advance Payments. Seller shall be reimbursed by Parent for all deposits and/or advance payments made by Seller relating to the Purchased Assets.

ARTICLE IV
CONDITIONS TO CLOSING; CLOSING

               4.1            Conditions to the Obligations of Each Party. The respective obligations of each of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived in writing by all Parties:

                                (a)            No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

                                (b)            No suit, Action or Proceeding shall be pending or threatened against Buyer, Parent or Seller before any court, arbitral entity or Governmental Entity which, in the reasonable opinion of counsel for Buyer, Parent or Seller, would be likely to restrain or prohibit any such Party from consummating the transactions contemplated hereby or result in damages or other relief being obtained from such Party by a non-affiliated Person.

                                (c)            All approvals or consents from any Governmental Entity with respect to either Seller or Buyer that are necessary to complete the transaction shall have been obtained, including, at a minimum, any approval contemplated by NASD Rule 1017, provided that such approval does not materially and adversely modify any of the rights or obligations of Buyer, Parent or Seller.

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               4.2            Conditions to Obligations of Buyer and Parent. The obligations of Buyer and Parent to consummate the transactions contemplated by this Agreement are further subject to satisfaction or waiver at or prior to the Closing Date of the following conditions:

                                (a)            The representations and warranties of Seller in this Agreement shall be true and correct in all material respects (except for those qualified by materiality or Seller Material Adverse Effect, which shall be true in correct in all respects) as of the Closing Date, and Seller shall have performed all material obligations required to be performed by it under this Agreement;

                                (b)            Seller shall have entered into the Clearing Agreement with Buyer approved by the required regulatory authorities;

                                (c)            All consents necessary to the assignment to Buyer of the Leased Premises shall have been obtained by Seller, and there shall have been delivered to Buyer executed counterparts thereof reasonably satisfactory in form and substance to Buyer, of all such consents; and

                                (d)            There shall be no Seller Material Adverse Effect.

               4.3            Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are further subject to satisfaction or waiver at or prior to the Closing Date of the following conditions:

                                (a)            The representations and warranties of Buyer and Parent in this Agreement shall be true and correct in all material respects (except for those qualified by materiality or Buyer Material Adverse Effect, which shall be true in correct in all respects) as of the date of this Agreement and as of the Closing Date and Buyer shall have performed all material obligations required to be performed by it under this Agreement;

                                (b)            The Parent’s shareholders shall have approved the issuance by the Parent of the Common Stock, pursuant to Nasdaq Rule 5635(a), to the Seller as payment of the Purchase Price;

                                (c)            Delivery of stock certificates representing the Purchase Price; and

                                (d)            There shall be no Buyer Material Adverse Effect.

               4.4            Closing. The consummation of the transactions contemplated hereby (the “Closing”) shall take place by telecopy or email delivery (immediately followed by overnight delivery) as soon as practicable after all conditions precedent in Sections 4.1 through 4.3 have been satisfied or waived.

               4.5            Procedure at Closing. All of the actions to be taken and documents to be executed and delivered at the Closing shall be deemed to be taken, executed and delivered simultaneously, and no such action, execution or delivery shall be effective until all actions to be taken and executions and deliveries to be effected at the Closing are complete. At the Closing:

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                                (a)            Seller shall execute and deliver to Buyer the following documents, in all cases in form reasonably satisfactory to Buyer and Buyer’s counsel:

                              (i)              the Clearing Agreement;

                              (ii)             a bill of sale and assignment agreement, in substantially the form of Exhibit B hereto, with respect to the Purchased Assets and such other assignments, bills of sale, endorsements, and other instruments of sale, conveyance, transfer and assignment, and other customary instruments and documents and certificates sufficient to vest in Buyer good, valid and marketable title to the Purchased Assets (the “Bill of Sale and Assignment Agreement”);

                              (iii)            a certificate of the Secretary of Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (A) the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement and the contemplated transactions and (B) incumbency and signatures of the officers of Seller executing this Agreement and any Ancillary Agreements

                              (iv)            a certificate, duly executed by the authorized officer of Seller, confirming the satisfaction of the conditions contained in Section 4.2 hereof; and

                              (v)             written evidence of the receipt of all necessary authorizations from all Regulatory Agencies.

                                (b)            Buyer shall execute and deliver to Seller the following documents, in all cases in form reasonably satisfactory to Seller and Seller’s counsel:

                              (i)               the Clearing Agreement;

                              (ii)              the Bill of Sale and Assignment Agreement duly executed by the authorized officer of the Buyer;

                              (iii)            a certificate of the Secretary of Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller, as to (A) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the contemplated transactions and (B) incumbency and signatures of the officers of Buyer executing this Agreement and any Ancillary Agreements;

                              (iv)            a certificate, duly executed by the authorized officer of Buyer, confirming the satisfaction of the conditions contained in Section 4.3 hereof; and

                              (v)            written evidence of the receipt of all necessary authorizations from Regulatory Agencies.

                                (c)            In addition to the above deliveries, each Party shall take all steps and actions as the other Party may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets or to effect the affiliation of the Closing Date Representatives with Buyer or its designated Affiliate.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer and Parent as follows:

               5.1            Organization, Power, Standing and Qualification. Seller is a corporation duly incorporated, validly existing under the Laws of Massachusetts, and has all requisite corporate power and authority to carry on the Business as currently conducted by it. Seller is duly qualified to do business as a foreign corporation and in good standing (to the extent applicable) in each jurisdiction in which the ownership of the portion of the Purchased Assets owned by it and the conduct of the Business by it makes such qualification or good standing necessary, except for any failure to be so qualified or in good standing that would not, individually or in the aggregate, have a Seller Material Adverse Effect. Seller has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and each Ancillary Agreement to which it is a party.

               5.2            Due Authorization. The execution, delivery and performance of this Agreement and each Ancillary Agreement, and the transactions contemplated hereby and thereby, where applicable, have been duly and validly authorized by all necessary corporate action of Seller. Without limiting the generality of the foregoing, the Sellers board of directors and stockholders have duly authorized the execution, delivery and performance of this Agreement by the Seller. This Agreement has been duly and validly executed and delivered by Seller and is a valid and binding obligation of each of Seller enforceable against each of Seller in accordance with its terms, and each Ancillary Agreement to which Seller is a party will, upon the Closing, be duly and validly executed and delivered by Seller and be a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except, in respect of this Agreement and each such Ancillary Agreement, as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               5.3            Compliance with Other Instruments and Laws. The execution and delivery of this Agreement does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the provisions of the articles of organization of Seller, (ii) result in the imposition of any Lien under, cause the acceleration of any obligation under, result in a material breach of, constitute a default under or otherwise violate or conflict with the terms, conditions or provisions of, any note, indenture, trust, pledge, mortgage, lease, guaranty or other agreement or instrument to which Seller is a party or by which Seller is bound or which is otherwise included in the Purchased Assets, (iii) result in a breach or violation by Seller of any of the terms, conditions or provisions of any Law or Order or (iv) require any consent or approval of, filing with or notice to, any Governmental Entity.

               5.4            Title to Property. Seller has, and at the Closing will convey to Buyer, good and valid title to all the Purchased Assets free and clear of any Liens, except for Permitted Liens. There are no outstanding agreements, options, rights of first refusal or commitments of any nature obligating Seller to transfer any of the Purchased Assets or rights or interests therein to any other Person or entity.

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               5.5            Compliance with Law. Seller is not in material violation of any Law or Order to which the Business, the Purchased Assets or the Seller is subject or otherwise bound; (ii) Seller has all Permits necessary for the conduct of the Business or the ownership or use of the Purchased Assets; (iii) Seller has filed all reports required to be filed with any Governmental Entity on or before the date hereof, except where the failure to so file is not material to the Business or the Purchased Assets; (iv) all such authorizations of Governmental Entities are presently valid and in full force and effect and (v) to Seller’s knowledge, Seller is not under investigation with respect to a violation of any Law with respect to the Business or the Purchased Assets.

               5.6            Employee Benefit Plans. Seller has a 401K plan. Those subject to the Plan will retain whatever rights they have, as defined in the 401K plan.

               5.7            Insurance. Buyer is aware of all insurance policies and fidelity bonds covering the Client Accounts and Seller’s Registered Representatives.

               5.8            Client Relations. No later than three (3) business days prior to the Closing, the Seller shall deliver to Buyer a true, accurate and correct list of the account numbers for Transferring Clients, which Seller shall update, as applicable, up to an including the Closing Date.

               5.9            Form U-4’s. To Seller’s knowledge, the FINRA Form U-4s for Seller’s Registered Representatives are accurate, complete and current, and Seller is not engaged in any dispute with any Client that has not been reported on the Form U-4 of a Registered Representative.

               5.10          Broker-Dealer Activities. Seller is duly registered and licensed as a broker-dealer with the SEC and in each state in which it conducts the Business under any state or federal broker-dealer or similar Law pursuant to which it is required to be so registered. Seller is a member in good standing with FINRA. Seller has timely filed all Forms BD and all other requisite filings, if any, required to be filed with any Governmental Entity. Seller is in material compliance with all applicable rules of any Governmental Entity in regard to its broker-dealer activities.

               5.11          No Fraudulent Conveyance. Seller is not entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder their creditors or the creditors of their Affiliates, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not have any such effect. The transactions contemplated in this Agreement or any Ancillary Agreements will not constitute a fraudulent conveyance or otherwise give rise to any right of any creditor of Seller to any of the Purchased Assets. No bulk sales or similar Law applies to the transactions contemplated by this Agreement.

               5.12          Representations Complete. Neither the representations made by Seller, nor any statement made in any Schedule or certificate furnished by Seller pursuant to this Agreement, contain any untrue statement of a material fact or, to Seller’s knowledge, omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

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               5.13          Limitations on Representations and Warranties. Except for the representations and warranties specifically set forth in this Agreement, neither Seller nor its Affiliates or respective officers, directors, employees, agents, or representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Buyer, express or implied, at law or in equity, with respect to the transactions contemplated by this Agreement, and Seller hereby disclaims any such representation or warranty whether by Seller or any of its Affiliates or officers, directors, employees, agents, or representatives, or any other Person.

ARTICLE VI
REPRESENTATION AND WARRANTIES OF BUYER AND PARENT

               6.1            Buyer represents and warrants to Seller that:

                                (a)            Organization, Power and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all the corporate power, authority and Permits necessary to carry on its business as it has been and is currently being conducted, and to own, lease and operate the properties and assets used in connection therewith. Buyer has all requisite corporate power and authority to enter into and perform this Agreement and each Ancillary Agreement to which it is a party.

                                (b)            Authorization. The execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by Buyer and the performance by it of its obligations hereunder and thereunder and the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, and each Ancillary Agreement to which Buyer is a party will, prior to Closing, be duly and validly executed and delivered by Buyer and be a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except, in respect of this Agreement and each such Ancillary Agreement, as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                                (c)            Freedom to Contract. The execution and delivery of this Agreement does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the provisions of the certificate of incorporation or by-laws (or their equivalent organizational documents) of Buyer, (ii) result in the imposition of any Lien under, cause the acceleration of any obligation under, result in a breach of, constitute a default under or otherwise violate or conflict with the terms, conditions or provisions of, any note, indenture, mortgage, lease, guaranty or other agreement or instrument to which Buyer is a party or by which it is bound, (iii) result in a breach or violation by Buyer of any of the terms, conditions or provisions of any Law or Order or (iv) except for filings with FINRA, require any consent or approval of, filing with or notice to any Governmental Entity.

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                                (d)            Limitations on Representations and Warranties. Except for the representations and warranties specifically set forth in this Agreement, neither Buyer nor any of its Affiliates or its or their respective officers, directors, employees, agents or representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Seller, express or implied, at law or in equity, with respect to the transactions contemplated by this Agreement, and Buyer hereby disclaims any such representation or warranty whether by Buyer or any of its Affiliates or its or their officers, directors, employees, agents or representatives or any other Person.

               6.2            Parent represents and warrants to Seller that:

                                (a)            Organization, Power and Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of New York. Parent has all the corporate power, authority and Permits necessary to carry on its business as it has been and is currently being conducted, and to own, lease and operate the properties and assets used in connection therewith. Parent has all requisite corporate power and authority to enter into and perform this Agreement and each Ancillary Agreement to which it is a party.

                                (b)            Authorization. The execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by Parent and the performance by it of its obligations hereunder and thereunder and the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Parent. The issuance of the shares of Common Stock by the Parent to the Seller as payment of the Purchase Price will be, prior to Closing, duly authorized and approved by the Parent’s board of directors and shareholders in accordance with Nasdaq Rule 5635(a). This Agreement has been duly and validly executed and delivered by Parent and is a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, and each Ancillary Agreement to which Parent is a party will, prior to Closing, be duly and validly executed and delivered by Parent and be a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except, in respect of this Agreement and each such Ancillary Agreement, as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                                (c)            Freedom to Contract. The execution and delivery of this Agreement does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the provisions of the certificate of incorporation or by-laws (or their equivalent organizational documents) of Parent, (ii) result in the imposition of any Lien under, cause the acceleration of any obligation under, result in a breach of, constitute a default under or otherwise violate or conflict with the terms, conditions or provisions of, any note, indenture, mortgage, lease, guaranty or other agreement or instrument to which Parent is a party or by which it is bound, (iii) result in a breach or violation by Parent of any of the terms, conditions or provisions of any Law or Order or (iv) except for filings with FINRA, require any consent or approval of, filing with or notice to any Governmental Entity.

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                                (d)            Valid Issuance. The shares of Common Stock issuable to Seller pursuant to this Agreement, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, with a two year restriction on resale and all other than restrictions on transfer under applicable state and federal securities laws, and free and clear of all Liens.

                                (e)            Limitations on Representations and Warranties. Except for the representations and warranties specifically set forth in this Agreement, neither Parent nor any of its Affiliates or its or their respective officers, directors, employees, agents or representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Seller, express or implied, at law or in equity, with respect to the transactions contemplated by this Agreement, and Parent hereby disclaims any such representation or warranty whether by Parent or any of its Affiliates or its or their officers, directors, employees, agents or representatives or any other Person.

ARTICLE VII
ADDITIONAL COVENANTS AND AGREEMENTS

               7.1            Conduct of the Seller.

                                (a)            Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Seller agrees to conduct its business in accordance with its ordinary and usual course of business and in compliance with the Securities Act and the Exchange Act; use its best efforts, subject to the foregoing, to preserve Seller’s business organization, keep available to the Seller the services of Seller’s officers and employees and maintain satisfactory relationships with customers, suppliers and others having business relationships with it; confer with representatives of the Buyer to keep them informed with respect to operational matters of a material nature and to report the general status of the ongoing operations of the business of the Seller; maintain the Seller’s books and records in compliance with the Exchange Act.

               7.2            Regulatory Consents, Authorizations, etc. Each party hereto will use its reasonable best efforts to obtain all consents, authorizations, orders and approvals of, and to make all filings and registrations with, any governmental commission, board or other regulatory body or any other Person which is required for or in connection with the consummation by it of the transactions contemplated hereby and will cooperate fully with the other parties in assisting them to obtain such consents, authorizations, orders and approvals and to make such filings and registrations. No party hereto will take or omit to take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

               7.3            Access. From the date of this Agreement to the Closing Date, the Seller will give access to Buyer and its representatives reasonable access during normal business hours to the properties, books, records, customer accounts and contracts of the Seller and furnish to Buyer such documents and information concerning Seller’s business as Buyer may reasonably request. Buyer will hold, and will cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of applicable law, all confidential documents and information concerning Seller and its business provided to them.

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               7.4            Additional Agreements, Amendments or Supplements to Schedules.

                                (a)            Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all thing necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.

                                (b)            After the date hereof and prior to the Closing Date, the Seller, as soon as practicable, shall supplement or amend the Schedules required by this Agreement with respect to any matter arising after the date hereof which, if existing or occurring at the date hereof, would have been required to be set forth or described in such Schedules.

                                (c)            Seller shall solicit its Registered Representatives to affiliate as registered representatives with Buyer.

                                (d)            Seller shall endorse and recommend Buyer as the firm with which Seller’s Registered Representatives should affiliate.

                                (e)            Seller shall advise with respect to, and actively assist in and facilitate, the affiliation of Seller’s Registered Representatives with Buyer or its Affiliates (except as specifically excluded), the transfer of all required registrations, qualifications, licenses and the like (including any communications with Governmental Entity), and the transfer of Client Accounts, assets and related books and records (including obtaining any required client consents).

                                (f)            Each party shall perform such other duties relating to the foregoing as the other parties may reasonably request.

               7.5            Client Accounts. As soon as reasonably practicable after the date hereof, Seller shall:

                                (a)            Subject to regulatory concurrence send a written notice, which notice shall provide the Client a reasonable period of time in which to object to the assignment (or deemed assignment) of the Client’s relationship to Buyer in accordance with applicable law; and

                                (b)            with respect to Client accounts for which negative-consent letters may not be used under applicable Law, use commercially reasonable efforts to obtain the consents of such Clients to effect the assignment (or deemed assignment) of all such contracts as contemplated hereunder.

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                                (c)            Seller shall promptly notify Buyer of Seller’s receipt of any communication received from a Client with respect to such consents.

                                (d)            Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an assignment (or deemed an assignment) of, or an agreement to assign, any Client contract if either the relevant Client objects to the assignment (or deemed assignment) or if affirmative consent from the relevant Client is required for the assignment (or deemed assignment) and such consent is not obtained.

                                (e)            Seller and its Affiliates shall have no liability to Buyer or its Parent with respect to the non-assignability or non-transferability of any Client contract to the extent such non-assignability or non-transferability arises solely as a result of the applicable Client objecting to assignment or failing to give an affirmative consent to assignment.

ARTICLE VIII
CONDITIONS TO THE CLOSING

               8.1            Conditions to Closing and the Parent’s Obligation to Purchase the Purchased Assets. The obligations of the Parent to consummate the transactions contemplated by this Agreement including, without limitation, the purchase of the Purchased Assets on the Closing Date, are subject to the fulfillment, to the reasonable satisfaction of the Parent, prior to or on the Closing Date of each of the following conditions:

                                (a)            Regulatory Consents, Authorizations, etc. All consents, authorizations, orders and approvals of, and filings and registrations with, any Regulatory Agencies which are required for or in connection with the execution and delivery of this Agreement and the consummation by each party hereto of the transactions contemplated hereby shall have been obtained or made.

                                (b)            Due Diligence. Buyer, Parent and Seller are Affiliates and have had full access to due diligence.

                                (c)            Representations, Warranties, Covenants, etc. The representations and warranties of the Seller contained in this Agreement and the Ancillary Documents, taken together with the Exhibits and Schedules attached hereto, shall have been true and correct in all material respects on the date hereof and, taken together with the amended Schedules attached hereto on the Closing Date, shall also be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; and the Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

                                (d)            Litigation; Other Events. No claim, action, suit or proceeding shall have been instituted or shall be threatened by any Person which seeks to prohibit, restrict or delay consummation of the purchase of the Purchased Assets hereunder, or any of the conditions to consummation of such purchase, or to subject the Parent or its directors, officers, employees or agents to liability on the ground that it or they have breached any law or regulation or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

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               8.2            Conditions to Closing and the Seller’s Obligation to Sell the Purchased Assets. The obligations of the Seller to consummate the transactions contemplated by this Agreement including, without limitation, the sale of the Purchased Assets on the Closing Date, are subject to fulfillment, to the reasonable satisfaction of the Seller, on or prior to the Closing Date, of each of the following conditions:

                                (a)            Regulatory Consents, Authorizations, etc. All consents, authorizations, orders and approvals of, and filings and registrations with, any Regulatory Agencies which are required for or in connection with the execution and delivery of this Agreement and the consummation by each party hereto of the transactions contemplated hereby shall have been obtained or made.

                                (b)            Representations, Warranties, Covenants, etc. The representations and warranties of the Parent contained in this Agreement, taken together with the Exhibits and Schedules attached hereto, shall have been true and correct in all material respects on the date hereof and, taken together with the amended Schedules attached hereto on the Closing Date, shall also be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; and the Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                                (c)            Litigation; Other Events. No claim, action, suit or proceeding shall have been instituted or shall be threatened by any Person which seeks to prohibit, restrict or delay consummation of the purchase of the Purchased Assets hereunder, or any of the conditions to consummation of such purchase or to subject the Seller or any of the Seller’s directors, officers, employees or agents to liability on the ground that it or they have breached any law or regulation or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

ARTICLE IX
TERMINATION

               9.1            Prior to the Closing Date. This Agreement may be terminated at any time prior to the Closing Date:

                                (a)            By the written agreement of the Buyer, the Seller and the Parent;

                                (b)            By the Buyer if any event disclosed in the amendments to the Schedules hereto pursuant to Section 7.4 shall affect materially and adversely the Purchased Assets; or

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                                (c)            At the option of the Buyer or Seller if (i) the Purchased Assets sustain a material loss; (ii) trading in securities on the New York Stock Exchange has been suspended or limited; (iii) material governmental restrictions have been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium has been declared by federal authorities; (v) an outbreak of major international hostilities or other national or international calamity has occurred; (vi) a pending or threatened legal or governmental proceeding or action relating to the assets, operations, business or financial condition of the Seller, or a notification has been received by any of the parties hereto of the threat of any such proceeding or action, which could materially adversely effect the Purchased Assets; (vii) the passage by the Congress of the United States or by any state legislative body of similar impact, of any measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Parent to have a material adverse impact on the Purchased Assets; (viii) any material adverse change in the financial or securities markets beyond normal market fluctuations has occurred since the date of this Agreement, and is continuing, and is reasonably expected to have material adverse effect on the transactions contemplated by this Agreement; (ix) a terrorist attack upon the United States; or (x) any material adverse change has occurred in the Purchased Assets.

               9.2            Liabilities upon Termination prior to the Closing Date. In the event of the termination of this Agreement prior to the Closing Date, this Agreement shall thereafter be valid solely to the extent performed, but shall become void and have no effect as to the obligations of the parties as to all matters to be performed on or after the Closing Date, and no party hereto shall have any liability concerning those matters to be performed after the Closing Date to the other parties hereto or their respective stockholders, directors, officers, employees or agents in respect thereof, except that nothing herein will relieve any party from liability for any willful breach of any covenant herein contained prior to such termination. If this Agreement is terminated prior to the Closing Date, each of the parties hereto shall bear their own expenses incurred in negotiating the transactions contemplated hereby and the preparation of this Agreement and its Schedules, Exhibits and all other related documents.

ARTICLE X
POST-CLOSING COVENANTS

               10.1          Transition Matters. Seller shall provide Buyer with reasonable access to the Leased Premises and access to and use of computer systems, telephones, customer service and order taking and processing facilities (“Facilities”) used in connection with Seller’s business so as to enable Buyer and Seller to complete the Transfer of the Purchased Assets to Buyer and Buyer shall provide Seller with access to such Facilities.

               10.2          Further Assurances. At any time and from time to time after the Closing, the parties shall execute, deliver and acknowledge such other documents and instruments of transfer, assignment or conveyance and do such further acts and things as may be reasonably required in order to consummate the transactions contemplated hereby.

ARTICLE XI
SURVIVAL; INDEMNIFICATION

               11.1          Survival of Representations and Warranties; Survival of Indemnities. All representations and warranties made by all parties herein or in any Schedule, Exhibit or certificate delivered pursuant hereto shall survive the Closing Date for a period of one (1) year. Any claim for indemnification under Sections 11.2 or 11.3 hereof shall be waived unless the indemnitee shall have given notice of such claim within the applicable period specified in the preceding sentence. The indemnification provisions set forth in this Article XI shall survive the Closing Date for a period of one (1) year; provided, however, that Seller’s obligation to indemnify Buyer with respect to any claim by a customer, in connection with his Transferring Client Account, for claims arising or accruing prior to the Closing Date, shall survive until such date that the applicable customer claims become barred by the relevant statute of limitations.

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               11.2          Indemnification of the Buyer. The Seller covenants and agrees with the Buyer that, regardless of any investigation made at any time by or on behalf of the Buyer or any information the Buyer may have, the Seller shall indemnify the Buyer and each of its successors, assigns, employees and agents (the “Buyer Indemnified Parties”), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses which are caused by, result from or arise out of:

                                (a)            Any breach or default in the performance by the Seller of any covenant or agreement of Seller contained in this Agreement;

                                (b)            Any breach of a representation or warranty made by the Seller herein or in any Schedule, Certificate, Exhibit or other document or instrument delivered to the Buyer by the Seller pursuant hereto;

                                (c)            Any claim made against the Buyer in connection with or relating to any liability or obligation of the Seller (whether accrued absolute, contingent or otherwise), arising or accruing prior to the Closing Date including, without limitation any claims relating to the Transferring Client Accounts; or

                                (d)            Any and all actions, suits, proceedings, claims, demands, judgments, compromises, assessments, settlements, costs and expenses (including reasonable legal fees and disbursements of counsel and court costs) incident to any of the foregoing (each a “Claim”).

               11.3          Indemnification of the Seller. The Buyer and Parent covenant and agree with the Seller that the Buyer and Parent shall jointly and severally indemnify the Seller and each of its officers, directors and successors and assigns (the “Seller Indemnified Parties”) and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses which are caused by, result from or arise out of:

                                (a)            Any breach or default in the performance by the Buyer or Parent of any covenant or agreement of the Buyer or Parent contained in this Agreement;

                                (b)            Any breach of a representation or warranty made by the Buyer or Parent herein or in any Schedule, Certificate, Exhibit or other document or instrument delivered to the Seller by or on behalf of the Buyer and Parent pursuant hereto;

                                (c)            Any claim made against the Seller in connection with or relating to any liability or obligation of the Buyer or Parent (whether accrued absolute, contingent or otherwise) arising or accruing after the Closing Date, with respect to the Purchased Assets; or

                                (d)            Any and all Claims (including reasonable legal fees and disbursements of counsel and court costs) incident to any of the foregoing.

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               11.4          Right to Defend, Etc. If the facts giving rise to any such indemnification shall involve any actual Claim or demand by any third party against a Seller Indemnified Party or Buyer Indemnified Party (in each case generally referred to as an “Indemnified Party”), the Indemnifying Party shall be entitled to notice of and entitled (without prejudice) to the right of any Indemnified Party to participate at its expense through counsel of its own choosing to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so no later than the time by which the interests of the Indemnified Party would be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an Indemnifying Party and an Indemnified Party and the Indemnified Party shall have been advised by its counsel that the counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party; provided, further, however, that if there is more than one Indemnified Party, the Indemnifying Party shall only be required to pay the expense of one additional counsel other than its own. Notwithstanding the foregoing, (i) the failure to so notify the Indemnifying Party within such time as would materially prejudice the Indemnifying Party’s right to defend or prosecute such claim shall relieve such Indemnifying Party of any liability which it may have to any Indemnified Party; and (ii) the Indemnifying Party shall not be required to pay or reimburse the Indemnified Party for any costs or expenses associated with any counsel hired by the Indemnified Party prior to receipt of such notice by the Indemnifying Party. The Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the Indemnifying Party pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this Article XI, for all out-of-pocket costs and expenses payable to third parties incurred by it in connection therewith. If any Indemnifying Party assumes the defense of any such claim, the Indemnifying Party will hold the Indemnified Party harmless from and against any and all damages arising out of any settlement approved by such Indemnifying Party or any judgment in connection with such claim or litigation. Payment by an Indemnifying Party to an Indemnified Party shall be made within ten days after demand, unless there is a claim or demand by a third party in which event payment shall be made within ten days after final judgment, settlement or compromise, as the case may be.

               11.5          Limitations on Indemnification Obligations. No Claim may be made against Seller on the one hand, or Buyer, on the other hand, for indemnification pursuant to this Article XI with respect to any individual Claim, unless the aggregate of (i) all Claims of the Buyer Indemnified Parties with respect to Section 11.2 or (ii) all Claims of the Seller Indemnified Parties with respect to Section 11.3, shall exceed $100,000 and, in such event Seller on the one hand, or Buyer, on the other hand shall be required to pay the aggregate amount of any such Claims, subject to the limitations described in the following sentence. Additionally, except as otherwise provided herein, (a) the aggregate amount of all Claims payable by Seller to the Buyer Indemnified Parties shall not exceed $1,000,000, and (b) the aggregate amount of all Claims payable by Buyer to the Seller Indemnified Parties shall also not exceed $1,000,000. The foregoing notwithstanding, any and all Claims by a Buyer Indemnified Party against Seller for indemnification relating to any claim by a customer, in connection with his Transferring Client Account, for claims arising or accruing prior to the Closing Date shall not be subject to, or included in calculating the limitations contained in this Section 11.5.

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ARTICLE XII
MISCELLANEOUS

               12.1          Waiver of Conditions. Any party may, at its option, waive, in writing, any or all of the conditions herein contained to which its obligations hereunder are subject.

               12.2          Notices. All notices, requests or other communications to any of the parties by another party shall be in writing and shall be deemed duly given on the earlier of the date the same is delivered in person, when deposited with a nationally recognized overnight courier service which provides receipt of delivery, or when deposited in the United States mail, certified or registered, postage prepaid, return receipt, as follows:

                                If to the Seller, to:

                                                StockCross Financial Services, Inc.

                                                9464 Wilshire Boulevard

                                                Beverly Hills, California 90212

                                                Attention: Michael J. Colombino, CFO

                                                Email: mcolombino@stockcross.com

                                With a copy to:

                                                Gusrae Kaplan Nusbaum PLLC

                                                120 Wall Street

                                                New York, New York 10005

                                                Attention: Martin H. Kaplan

                                                Email: mkaplan@gusraekaplan.com

                                If to the Buyer and/or the Parent, to:

                                                Muriel Siebert & Co., Inc.

                                                120 Wall Street

                                                New York, New York 10005

                                                Attention: Andrew Reich

                                                Email: areich@siebertnet.com

                                Any party may designate, by notice in writing to the other parties, a new address to which notices, requests and other communications hereunder shall be given.

               12.3          Arbitration. Any dispute with respect to or arising out of this Agreement will be decided by arbitration, in accordance with the rules of FINRA, before FINRA. The arbitration panel in any such proceeding is hereby granted the authority to award money damages, injunctive relief and costs and attorneys’ fees and disbursements; provided, however, that the arbitrator shall not grant any award in excess or beyond the terms provided in this Agreement. The award rendered in that arbitration will be binding on the parties and judgment upon the award can be entered by any court within the Commonwealth of Massachusetts.

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               12.4          Counterparts. This Agreement and any amendments, waivers, consents, or supplements may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, by facsimile or email shall be as effective as delivery of a manually executed counterpart thereof.

               12.5          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

               12.6          Amendments. This Agreement may not be modified or changed except by an instrument or instruments, in writing, executed by the parties hereto.

               12.7          Miscellaneous.

                                (a)            This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and understanding and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any other Person any rights or remedies hereunder.

                                (b)            Unless consented to in writing by all of the Parties hereto, this Agreement shall not be assigned by operation of law or otherwise.

                                (c)            This Agreement shall be construed and governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws principles thereof or the actual domiciles of the parties hereto. Any action relating hereto shall be venued in New York, New York.

                                (d)            This Agreement shall be cancelled unless all parties hereto have executed this Agreement and have provided all other parties with a manually executed copy of his or her execution page within five (5) business days of the date first above written.

                                (e)            All parties hereto, Buyer, Parent and Seller are Affiliates and have been represented by the same counsel Gusrae Kaplan Nusbaum PLLC (“GKN”) in connection with the Asset Purchase Agreement. All conflict of interest concerns have been waived.

Remainder of Page Intentionally Left Blank

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               IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

STOCKCROSS FINANCIAL SERVICES, INC.

By:	/s/ Michael J. Colombino
Name: Michael J. Colombino, CFO
Title: Chief Finance Officer

MURIEL SIEBERT & CO., INC.

By:	/s/ Andrew Reich
Name: Andrew Reich
Title: Executive Vice President, CEO

SIEBERT FINANCIAL CORPORATION

By:	/s/ Andrew Reich
Name: Andrew Reich
Title: Executive Vice President, CFO